EXHIBIT 99
                                                                      ----------


ADMIRALTY BANCORP, INC. ANNOUNCES RECORD EARNINGS WITH AN INCREASE IN NET INCOME OF 518% OVER THE SAME PERIOD IN 2001.

PALM BEACH GARDENS, FLORIDA, July 11, 2002 ... Admiralty Bancorp, Inc., (NASDAQ
NM: AAAB), parent company of Admiralty Bank, announced today its results for the second quarter and first six months of 2002. The Company reported record net profits of $1.5 million and $2.9 million in the second quarter and first six months of 2002, respectively, compared to $171 thousand and $471 thousand in the comparable periods of 2001. Earnings per share are $0.28 and $0.55 per share basic, and $0.27 and $0.52 per share diluted, for the second quarter and first six months of 2002, respectively, compared to $0.04 basic and diluted in the second quarter of 2001 and $0.11 basic and diluted in the first six months of 2001.

At June 30, 2002, the Company's total assets reached $577.8 million, an increase of 16.1% over total assets at December 31, 2001, and 36.4% over total assets at June 30, 2001. The Company's total loans were $427.2 million, an increase of 8.1% over total loans at December 31, 2001, and 31.0% over total loans at June 30, 2001. The Company's deposits totaled $526.9 million, an increase of 17.3% over total deposits at December 31, 2001, and 41.2% over total deposits at June 30, 2001.

 "Our continued record earnings represent a very solid core profitability from traditional banking products and services." said Ward Kellogg, President and CEO of Admiralty Bancorp, Inc. "The impressive core deposit growth in all 10 of our offices continues to exceed all expectations. Our average non-interest bearing demand deposits have grown to $79.6 million in the quarter ended June 30, 2002 from $50.2 million in the same quarter of 2001 representing an increase of 58.5% and the average balance in our money market accounts has grown to $153.4 million in the second quarter of 2002 from $93.7 million in the same quarter of 2001 representing an increase of 63.7%. Our 2002 goals of rapid core deposit growth, maintaining a very high quality loan portfolio, and producing strong earnings are all being achieved well ahead of our plan."

                              RESULTS OF OPERATIONS
                For the Three and Six Months Ended June 30, 2002

INTEREST AND DIVIDEND INCOME.
-----------------------------
The Company's interest and dividend income increased $1.0 million, or 13.6%, to $8.4 million for the quarter ended June 30, 2002 from $7.4 million for the same period of 2001. Interest and dividend income increased $2.2 million, or 15.2%, to $16.3 million in the first six months of 2002 from $14.1 million for the same period of 2001. This increase in interest income primarily relates to an increase in the Company's average balance of earning assets, partially offset by a lower yield on those interest earning assets as a result of decreasing market rates of interest.

Average balances for the second quarter of 2002 increased $121.6 million for loans, $1.8 million for investment securities (including Federal Reserve Bank stock and FHLB stock) and $48.5 million for federal funds sold over the same quarter in 2001. As the result of the general decline in interest rates, the average yield on the loan portfolio decreased to 7.0% in the second quarter of 2002, compared to 8.5% in the second quarter of 2001. The average yield on federal funds sold decreased to 1.7% in the second quarter of 2002 from 4.3% for the same period in 2001. The average yield on investment securities, including Federal Reserve Bank and FHLB stocks, decreased to 5.6% in the second quarter 2002 from 6.6% in the same quarter of 2001. During the three months ended June 30, 2002 the yield on the Company's interest earning assets decreased to 6.2% from 8.0% during the three months ended June 30, 2001. All decreases are due primarily to lower market interest rates.

For the six months ended June 30, 2002, the average balance of total loans increased $137.4 million, investment securities (including Federal Reserve Bank stock and FHLB stock) increased $7.5 million and federal funds sold increased $26.2 million over the same period in 2001. The average yield on the loan portfolio decreased to 7.1% in the first six months of 2002, compared to 8.9% in the first half of 2001. The average yield on federal funds sold decreased to 1.7% in the six months ended June 30, 2002 from 5.1% for the same period in 2001. The average yield on investment securities, including Federal Reserve Bank and FHLB stocks, decreased to 5.7% in the six months ended June 30, 2002 from 6.7% in the same period of 2001. During the six months ended June 30, 2002 the yield on the Company's interest earning assets decreased to 6.4% from 8.4% during the comparable period of 2001. The decrease in the yields on interest earning assets relate primarily to lower market interest rates.

INTEREST EXPENSE. The Company's interest expense for the second quarter of 2002 decreased $583 thousand, or 15.2%, to $3.2 million from $3.8 million for the same quarter last year. The decrease in interest expense reflects a lower average rate on interest bearing liabilities partially offset by a $140.8 million, or 46.3%, increase in average interest bearing liabilities in the second quarter of 2002, as compared to the same period in 2001. Total average deposits increased $174.9 million, or 50.5%, in the second quarter of 2002 as compared to the same period in 2001. The average balance of non-interest bearing demand deposits and money market deposits increased by $29.4 million, and $59.7 million, respectively, in the second quarter of 2002 as compared to the same period in 2001, with the average balance of non-interest bearing demand deposits reaching $79.6 million for the three months ended June 30, 2002 from $50.2 million for the three months ended June 30, 2001. In addition, the average balance of the Company's time deposits increased by $70.5 million, to $252.6 million for the three months ended June 30, 2002 from $182.0 million for the three months ended June 30, 2001. The Company's average cost of deposits for the three months ended June 30, 2002, decreased to 2.5% from 4.3% for the comparable period of 2001, primarily due to the lower rates of interest on deposit accounts. The average balance of securities sold under agreement to repurchase was $2.9 million, and the average balance of other borrowings was $320 thousand at average rates of 6.5% and 2.5% respectively, during the three months ended June 30, 2002. In the quarter ended June 30, 2001 the average balance of securities sold under agreement to repurchase was $5.9 million and the average of other borrowings was $2.1 million, at average rates of 6.4% and 4.7%, respectively. The Company's average cost of funds for the three months ended June 30, 2002, decreased to 2.5% from 4.3% in the comparable period of 2001.

For the six months ended June 30, 2002, the Company's interest expense decreased $1.2 million, or 16.6%, to $6.1 million from $7.3 million for the same period last year. The decrease in interest expense reflects a lower average rate on interest bearing liabilities partially offset by a $138.0 million, or 49.3%, increase in average interest bearing liabilities in the first half of 2002, as compared to the same period in 2001. Total average deposits increased $172.9 million, or 54.6%, in the first half of 2002 as compared to the same period in 2001. The average balance of non-interest bearing demand deposits and money market deposits increased by $29.6 million, or 64.5%, and $58.1 million, or 67.9%, respectively, in the first six months of 2002 as compared to the same period in 2001, with the average balance of non-interest bearing demand deposits reaching $75.5 million for the six months ended June 30, 2002 from $45.9 million for the six months ended June 30, 2001. In addition, the average balance of the Company's time deposits increased by $71.1 million, to $237.1 million for the six months ended June 30, 2002 from $166.0 million for the six months ended June 30, 2001. The Company's average cost of deposits for the six month period ended June 30, 2002, decreased to 2.5% from 4.5% for the comparable period of 2001, primarily due to the lower rates of interest on deposit accounts. The average balance of securities sold under agreement to repurchase was $2.9 million, and the average balance of other borrowings $658 thousand at average rates of 6.5% and 2.1% respectively, during the six months ended June 30, 2002. In the six months ended June 30, 2001 the average balance of securities sold under agreement to repurchase was $5.9 million and the average of other borrowings was $3.0 million, at average rates of 6.4% and 5.7%, respectively. The Company's average cost of funds for the first half of 2002, decreased to 2.5% from 4.6% in the comparable period of 2001.

NET INTEREST AND DIVIDEND INCOME. Net interest and dividend income for the three months ended June 30, 2002, increased $1.6 million, or 44.6%, over the second quarter last year, and net interest and dividend income for the six months ended June 30, 2002, increased $3.4 million, or 49.7%, over the same period last year. The Company's net interest margin decreased seven basis points to 3.81% for the quarter ended June 30, 2002 as compared to the comparable quarter of 2001 and it decreased three basis points to 3.99% for the six months ended June 30, 2002 as compared to the comparable period last year. The decline is based primarily on management's decision to increase the Company's liquidity to provide for continued loan growth and to provide alternative liquidity as the Company's internet certificate portfolio continues to roll off.

The Company's net interest spread increased 28 basis points to 3.28% for the three months ended June 30, 2002, from 3.00% for the comparable period of 2001. For the six months ended June 30, 2002, the Company's net interest spread increased 38 basis points to 3.45%. The increased net interest spread reflects a greater decline in the Company's cost of interest paying liabilities than the decline in its yield on earning assets.

PROVISION FOR LOAN LOSSES. The provision for loan losses decreased to $151 thousand for the second quarter of 2002 from $656 thousand for the same period of 2001, and it decreased to $253 thousand in the first six months of 2002 from $1.1 million during the first six months of 2001. The lower provision expense reflects slower growth in the loan portfolio in 2002 as well as management's analysis of the quality of the loan portfolio and its view of the current state of the economy. The Company's provision for loan losses maintained the allowance for loan losses at a level management believes appropriate in light of the Company's lending activities, the quality of the loan portfolio, collateral maintained, historical experience, volume and type of lending conducted by the Company, the status of past due and non-performing loans, the general economic conditions of the Company's lending area and other factors affecting collectibility of the Company's loan portfolio. The Company had no material recoveries during the quarter and charged off one loan and the unsecured portion of a second loan, both of which had previously been identified as problem loans, resulting in a total charge of $94 thousand against the allowance during the quarter. The Company had no material recoveries during the six months ended June 30, 2002. During the first six months of the 2002 the Company charged off against the allowance a total of $525 thousand in loans that had been previously identified as problem loans and two loans with an aggregate balance of $248 thousand were transferred to other real estate during the six months. Total classified loans were reduced to $532 thousand at June 30, 2002 from $1.6 million at December 31, 2001, primarily as a result of the aforementioned transactions. The Company's ratio of non-performing assets to total assets declined to 0.13% at June 30, 2002 from 0.19% at December 31, 2001. While the Company's management uses available information to recognize losses on loans, future additions to the allowance may be necessary based on changes in economic conditions, the financial status of borrowers and regulatory requirements.

NON-INTEREST INCOME. For the second quarter of 2002, total non-interest income increased $6 thousand to $320 thousand from $314 thousand in the same period of last year. During the six months ended June 30, 2002, total non-interest income decreased $15 thousand to $611 thousand from $626 thousand in the same period of last year The decrease includes $2 thousand more in service charges and fees, $25 thousand less in commissions earned by Admiralty Insurance Services, LLC, the Company's insurance affiliate and $9 thousand more in gains on sales of loans during the six months ended June 30, 2002 compared to the prior year.

NON-INTEREST EXPENSE. For the three-month period ended June 30, 2002, the Company experienced increases of $67 thousand in its non-interest expense over the comparable period of 2001. For the three-month period ended June 30, 2002, the Company's total non-interest expense was $3.0 million, compared to total non-interest expense of $2.9 million for the same period in 2001. The increase in non-interest expense in the three month period of 2002 reflects a $115 thousand increase in salaries and employee benefit expense as the Company hired additional staff to administer growth in its loan and deposit portfolios and to staff its new full service branches in Cocoa Beach (which opened in April 2001), Altamonte Springs (which opened in September 2001) and Fort Lauderdale (which opened in August 2001). Full time equivalent employees increased to 122 at June 30, 2002, from 118 at June 30, 2001. The increase in salaries and benefits is partially offset by a decrease of $115 thousand in expense for the senior management incentive program as the Company has suspended the program for 2002. Occupancy expense increased by $40 thousand, or 9.3%, in the three months ended June 30, 2002 as compared to the same period in 2001. The increase in occupancy expenses relates primarily to $26 thousand for expenses at the Fort Lauderdale branch which the Company did not have in 2001. Furniture and equipment expenses increased to $211 thousand in the second quarter of 2002 from $169 thousand in the second quarter of 2001. Increases to furniture and equipment expenses at the Cocoa Beach office, Fort Lauderdale office and Altamonte Springs office were $6 thousand, $13 thousand and $3 thousand, respectively in 2002 while the Company did not have these locations for the full quarter in 2001. Due to the Company's adoption of SFAS 142 "Goodwill and Other Intangible Assets", the Company had no goodwill amortization in 2002 and $39 thousand for the second quarter of 2001. The Company experienced a net increase of $6 thousand in other non-interest expenses in the second quarter of 2002 compared to the same period in 2001. This increase includes increases of $28 thousand in data processing and $67 thousand in other losses. The increase is partially offset by decreases of $20 thousand in business development, $28 thousand in stationery and supplies and $17 thousand in donations. Other expenses were also reduced by $58 thousand in director and committee fees and expenses as the Company suspended these payments for 2002.

During the six month period ended June 30, 2002, the Company experienced increases of $406 thousand in its non-interest expense over the comparable period of 2001. For the six month period ended June 30, 2002, the Company's total non-interest expense was $5.9 million, compared to total non-interest expense of $5.5 million for the same period in 2001. The increase in non-interest expense in the six month period of 2002 reflects a $133 thousand increase in salaries and employee benefit expense as the Company hired additional staff to administer growth in its loan and deposit portfolios and to staff its new full service branches in Cocoa Beach (which opened in April 2001), Altamonte Springs (which opened in September 2001) and Fort Lauderdale (which opened in August 2001). The increase in salaries and benefits is partially offset by a decrease of $201 thousand in expense for the senior management incentive program as the Company has suspended the program for 2002, and so ceased accruing expense for bonuses. Occupancy expense increased $226 thousand in the six months ended June 30, 2002 as compared to the same period in 2001. The increase in occupancy expenses relates primarily to $80 thousand for the Altamonte Springs office, $42 thousand for the South Orlando office, $11 thousand for the Orlando office, $18 thousand for the Cocoa Beach office, $48 thousand for the Fort Lauderdale office and $14 thousand for the administrative offices. Furniture and equipment expenses increased to $416 thousand in the first six months of 2002 from $316 thousand in the comparable period of 2001. This increase in furniture and equipment expenses relates primarily to the Altamonte Springs, South Orlando, Downtown Orlando, Cocoa Beach and Fort Lauderdale offices which were not open for the full six month period in 2001. As discussed above, the Company had no goodwill amortization in 2002 and $77 thousand in goodwill amortization for the first six months of 2001. The Company experienced a net increase of $25 thousand in other non-interest expenses in the second quarter of 2002 compared to the same period in 2001. This increase includes increases of $19 thousand in waived check printing fees, $67 thousand in data processing expenses and $63 thousand in other losses. The increases are partially offset by decreases of $24 thousand in stationery and supplies, $32 thousand in business development, $17 thousand in travel and lodging and $21 thousand in donations. Other operating expense also includes a $110 thousand decrease in director and committee fees and expenses as the Company suspended these payments for 2002.

Kevin Sacket, Treasurer of Admiralty Bancorp, Inc. said "The Company's financial performance in the second quarter of 2002 reflects the results of our execution of the 2002 plan which calls for continued moderate growth and an increased focus on profitability. Management's efforts to fine tune the balance sheet and focus on profitability have produced a dramatic improvement in the Company's efficiency ratio to 54.5% for the second quarter of 2002 as compared to 75.2% in the same period last year."

Admiralty Bancorp, Inc. is the parent company for Admiralty Bank. Admiralty Bank is a Florida chartered commercial bank operating through its main office in Palm Beach Gardens, Florida and nine branch offices located in Altamonte Springs, Boca Raton, Cocoa Beach, Fort Lauderdale, Juno Beach, Jupiter, Melbourne and Orlando, Florida. The Bank is a full service financial institution, catering to the needs of businesses, professionals, and private banking clients. Admiralty Bancorp, Inc. also owns an interest in Admiralty Insurance Services, LLC. Admiralty Insurance Services is a limited liability corporation providing a full range of insurance services to Admiralty Bank customers and the public.

"Safe Harbor" Statement under the private Securities Litigation Reform Act of 1995: Certain of these statements contained in this release which are not historical facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in the forward looking statements, including the uncertainties inherent in the process of auditing and making end-of-year adjustments to a corporation's financial statements. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

CONTACT INFORMATION:
           INVESTOR RELATIONS:  BARBARA MOORE
           TREASURER:  KEVIN M. SACKET
           561.624.4701

                             ADMIRALTY BANCORP, INC.
                             SELECTED FINANCIAL DATA

                  (unaudited)                                As of or for         As of or for
 (dollars in thousands, except per share data)            the Quarter Ended    the Quarter Ended                 Percentage
                                                            June 30, 2001        June 30, 2002       Change        Change
                                                            -------------        -------------       ------        ------
INCOME STATEMENT DATA:
Interest and dividend income ..............................    $   7,398           $   8,407       $   1,009         14%
Interest expense ..........................................        3,828               3,245            (583)       -15%
                                                               ---------           ---------       ---------
Net interest and dividend income ..........................        3,570               5,162           1,592         45%
Provision for loan losses .................................          656                 151            (505)       -77%
                                                               ---------           ---------       ---------
Net interest and dividend income after
  provision for loan losses ...............................        2,914               5,011           2,097         72%
Non-interest income .......................................          314                 320               6          2%
Non-interest expense ......................................        2,920               2,987              67          2%
                                                               ---------           ---------       ---------
Income before income taxes ................................          308               2,344           2,036        661%
Income tax expense ........................................          137                 847             710         518%
                                                               ---------           ---------       ---------
Net income ................................................    $     171           $   1,497       $   1,326         775%
                                                               =========           =========       =========
PER COMMON SHARE DATA:
Net income - basic ........................................    $    0.04           $    0.28       $    0.24        600%
             diluted ......................................    $    0.04           $    0.27       $    0.23        575%
Book value (1) ............................................    $    8.02           $    8.78       $    0.76          9%

BALANCE SHEET DATA:
Total assets ..............................................    $ 423,662           $ 577,778       $ 154,116         36%
Total loans ...............................................      326,072             427,206         101,134         31%
Allowance for loan losses .................................        3,489               4,583           1,094         31%
Investment securities (2) .................................       54,209              54,457             248          0%
Goodwill, net .............................................        3,310               3,234             (76)        -2%
Deposits ..................................................      373,047             526,899         153,852         41%
Stockholders' equity ......................................       42,361              46,426           4,065         10%

SELECTED OPERATING RATIOS:
Return on average assets ..................................        0.18%               1.05%
Return on average common equity ...........................        1.89%              13.10%
Net interest margin .......................................        3.88%               3.81%

SELECTED CAPITAL AND ASSET
QUALITY RATIOS:
Average equity/average assets .............................        9.26%               8.01%
Non-accrual loans/total loans .............................        0.13%               0.12%
Non-performing assets/total loans and other real
  estate owned ............................................        0.13%               0.18%
Non-performing assets/total assets ........................        0.10%               0.13%
Allowance for loan losses/total loans .....................        1.07%               1.07%
Allowance for loan losses/non-performing assets ...........      820.94%             602.23%
Net charge-offs/average total loans .......................        0.00%               0.02%


(1) Book value per share for 2001 is restated to give effect to the October 2001 stock dividend.
(2) Investment securities include Federal Reserve Bank stock and Federal Home Loan Bank stock.

                             ADMIRALTY BANCORP, INC.
                             SELECTED FINANCIAL DATA

                  (unaudited)                              As of or for the    As of or for the
 (dollars in thousands, except per share data)             Six Months Ended    Six Months Ended                  Percentage
                                                             June 30, 2001       June 30, 2002       Change        Change
                                                             -------------       -------------       ------        ------
INCOME STATEMENT DATA:
Interest and dividend income ..............................    $  14,130           $  16,276       $   2,146            15%
Interest expense ..........................................        7,350               6,129          (1,221)          -17%
                                                               ---------           ---------       ---------
Net interest and dividend income ..........................        6,780              10,147           3,367            50%
Provision for loan losses .................................        1,103                 253            (850)          -77%
                                                               ---------           ---------       ---------
Net interest and dividend income after
  provision for loan losses ...............................        5,677               9,894           4,217            74%
Non-interest income .......................................          626                 611             (15)           -2%
Non-interest expense ......................................        5,483               5,889             406              7%
                                                               ---------           ---------       ---------
Income before income taxes ................................          820               4,616           3,796           463%
Income tax expense ........................................          349               1,704           1,355            388%
                                                               ---------           ---------       ---------
Net income ................................................    $     471           $   2,912       $   2,441            518%
                                                               =========           =========       =========
PER COMMON SHARE DATA:
Net income - basic (1) ....................................    $    0.11           $    0.55       $    0.44           400%
             diluted ......................................    $    0.11           $    0.52       $    0.41           373%
Book value (1) ............................................    $    8.02           $    8.78       $    0.76             9%

BALANCE SHEET DATA:
Total assets ..............................................    $ 423,662           $ 577,778       $ 154,116            36%
Total loans ...............................................      326,072             427,206         101,134            31%
Allowance for loan losses .................................        3,489               4,583           1,094            31%
Investment securities (2) .................................       54,209              54,457             248             0%
Goodwill, net .............................................        3,310               3,234             (76)           -2%
Deposits ..................................................      373,047             526,899         153,852            41%
Stockholders' equity ......................................       42,361              46,426           4,065            10%

SELECTED OPERATING RATIOS:
Return on average assets ..................................        0.26%               1.09%
Return on average common equity ...........................        2.79%              13.05%
Net interest margin .......................................        4.02%               3.99%

SELECTED CAPITAL AND ASSET
QUALITY RATIOS:
Average equity/average assets .............................        9.41%               8.34%
Non-accrual loans/total loans .............................        0.13%               0.12%
Non-performing assets/total loans and other real
  estate owned ............................................        0.13%               0.18%
Non-performing assets/total assets ........................        0.10%               0.13%
Allowance for loan losses/total loans .....................        1.07%               1.07%
Allowance for loan losses/non-performing assets ...........      820.94%             602.23%
Net charge-offs/average total loans .......................        0.00%               0.12%


(1) Basic earnings per share and book value per share for the six months ended June 30, 2001 are restated to give effect to the stock dividend declared in October 2001.
(2) Investment securities include Federal Reserve Bank stock and Federal Home Loan Bank stock.